 Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ENDRA Life Sciences Inc. (the “Company”) on Form 10-Q for the period June 30, 2026 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Alexander Tokman, Chief Executive Officer and Chairman of the Company, and Richard Jacroux, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to ENDRA Life Sciences Inc. and will be retained by ENDRA Life Sciences Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Alexander Tokman	/s/ Richard Jacroux
Alexander Tokman	Richard Jacroux
Chief Executive Officer and Chairman	Chief Financial Officer
August 14, 2026	August 14, 2026